EXHIBIT 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                              DATED OCTOBER 1, 1994

      This amendment (the "Amendment") dated May 1, 1995 to the Employment Agreement of Edward Kelly dated October 1, 1956 (the "Agreement"), by and between Edward Kelly, residing at 1060 Appleby Court, Blue Bell, Pennsylvania 19422 (the "Employee") and Tasty Fries, Inc., a Nevada corporation (the "Employer"), located at 650 Sentry Parkway, Suite One, Blue Bell, Pennsylvania 19422.

      WHEREAS, the Employer and the Employee wish to amend the Agreement as set forth herein.

      NOW, THEREFORE, in consideration of mutual covenants and undertakings, the parties agree to amend the Agreement as follows;

      1. SECTION 2. TERM OF EMPLOYMENT

      The term of this Agreement shall be for a term of five (5) years which shall commence from May 1, 1995 through April 30, 2001 and shall be automatically renewable for additional terms of one (1) year without any action on the part of the Employer or the Employee, except, however, that Employer may terminate this Agreement: (i) at the end of any one (1) year upon written notice to Employee given not less than sixty (60) days prior to the end of any term; and (ii) as provided in Section 5 hereof.

      2. SECTION 3. COMPENSATION

      (a) During the term of this Agreement, Employee shall receive a salary of $20,000 per month commencing on May 1, 1995 of which amount $10,000 shall be paid in cash by the Employer. The balance of $10,000 per month shall be accrued until such time as (i) Employer is financially able to pay the accrued amount, or (ii) Employee elects to convert all or part of such accrued amount into shares of Employer's restricted common stock, $.01 par value ("Common Stock"), at a conversion price of $.20 per share for each share converted. In addition, Employee shall receive an annual bonus or bonuses, if any, in an amount to be determined by the Board of Directors in its sole discretion.

      (c) In addition, Employee shall receive, upon execution of this Agreement, 2,000,000 shares of restricted Common Stock as additional compensation for all services provided by Employee to Employer from June 4, 1994 through April 30, 1995. Said 2,000,000 shares of Common Stock shall be registered on a Form S-8 registration statement or equivalent form to be filed by Employer with the Securities and Exchange Commission ("SEC") provided the Employer's current in its filings under the Securities Act of 1934 (the "Act") for the previous 12 calendar month period and is otherwise in compliance with the Act. If the Employer is not current in its filing under the Act, it shall use its best efforts to become current and shall register the Common Stock issued or to be issued to Employee within thirty (30) days of becoming current in its filing under the Act. Notwithstanding the foregoing, the number of shares to be registered on a Form S-8 registration statement shall not exceed 1% of the aggregate number of shares of Common Stock issued and outstanding at such time on such S-8.

      3. All other term and conditions contained in the Employment Agreement dated October 1, 1994 as amended hereby, shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year set forth above.

                                         EMPLOYER:


                                         TASTY FRIES, INC., a Nevada corporation


                                         By: /s/ GARY ARZT
                                             -----------------------------------
                                                 Gary Arzt
                                                 Chairman of the Board


                                             EMPLOYEE:


                                         By: /s/ EDWARD KELLY
                                             -----------------------------------
                                                 Edward Kelly